FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016 (February 8, 2016)

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.
(Exact name of registrant as specified in its charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)
(State of Incorporation)	(I.R.S. Employer Identification No.)

1100 Park Place, Suite 200
San Mateo, CA 94403
(Address of principal executive offices) (Zip Code)

(650) 655-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Essex Property Trust, Inc. (the “Company”) currently consists of 12 directors.  The Company has had plans to reduce that number of directors.  In connection with such plans, during the week of February 8, 2016, the Company was informed by each of David W. Brady, Thomas P. Sullivan and Claude Zinngrabe, Jr., who are all currently members of the Board, that they would not stand for re-election to the Board when their terms expire at the Company’s 2016 annual meeting of stockholders.  The Board will then consist of 9 directors.   Their decisions, as to not standing for re-election, were not due to any disagreements with the Company regarding the Company’s operations, policies or practices.  The Company is grateful for their many contributions during their years of service as directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2016
Essex Property Trust, Inc.

/s/ Angela L. Kleiman
Name: Angela L. Kleiman
Title: Executive Vice President & Chief Financial Officer

Essex Portfolio, L.P.

By: Essex Property Trust, Inc.,
its General Partner

/s/ Angela L. Kleiman
Name: Angela L. Kleiman
Title: Executive Vice President & Chief Financial Officer